Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

First Bancorp

Southern Pines, North Carolina

We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this Pre-Effective Amendment No. 1 to the Registration Statement of our report dated February 26, 2025, relating to the consolidated financial statements of First Bancorp (the Company), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption Experts in the Prospectus.

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania

October 7, 2026